UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 12, 2011

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 2500, 645-7 Avenue SW, Calgary, Alberta, Canada	T2P 4G8
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 12, 2011, the Board of Directors (the “Board”) of Lone Pine Resources Inc. (“Lone Pine”) approved Lone Pine’s 2011 Annual Incentive Plan (the “2011 Plan”), including the performance criteria and specific measures and goals for Lone Pine’s executive officers and all other participants.  The 2011 Plan provides for annual incentive awards determined primarily on the basis of Lone Pine’s results on selected financial and operational performance measures as well as departmental objectives.  Under the 2011 Plan, any incentive rewards will be tied to five performance criteria: (1) Production, (2) Cash Cost, (3) Bankable Value PV10, (4) Department Performance Objectives, and (5) Discretionary Achievement.  Each of the performance criteria included in the 2011 Plan is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary.  In addition to the target level, the 2011 Plan includes completion percentages for a range of performance levels, starting at a minimum threshold level, which is equal to 50% of the target level, up to an outstanding performance level, which is equal to 200% of the target level.

The 2011 Plan is administered by the Compensation Committee (“Committee”) of the Board and the President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative aspects of the 2011 Plan will be delegated to Lone Pine’s senior Human Resources representative.  Participation in the 2011 Plan is determined by the President and Chief Executive Officer.  The Committee is responsible for determining the achievement of any of the completion levels.  No awards will be made under the 2011 Plan unless the minimum 50% completion threshold is achieved for the total plan.  Any modifications to the 2011 Plan must be approved by the Committee.

The foregoing description of the 2011 Plan is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective October 12, 2011, Mark E. Bush was elected to the office of Vice President, Operations of Lone Pine.  Mr. Bush has several years of experience in the energy and related industries.  Most recently, from May 2007 until June 2011, Mr. Bush served as Vice President of the Eastern Region business unit of Forest Oil Corporation (“Forest”).  Mr. Bush joined Forest in June 1997 and held positions of increasing responsibility in production engineering, production engineering management, and operations management.  Prior to the completion by Forest of the distribution of 70,000,000 shares of common stock of Lone Pine owned by Forest to Forest’s shareholders on September 30, 2011, Forest owned approximately 82% of the outstanding common stock of Lone Pine.  Prior to joining Forest, Mr. Bush worked as an Operations Engineer for Sun Exploration and Production Company and its successor, Oryx Energy Company, for fourteen years.  Mr. Bush is 51 years of age.

Mr. Bush was not appointed to his new position pursuant to any arrangement or understanding between him and any other person.  Mr. Bush is not related to any other officer or any director of Lone Pine.

In his position as Vice President, Operations, Mr. Bush will have an annual base salary of approximately CDN$270,000.  He will be entitled to participate in Lone Pine’s Annual Incentive Plan, with a target bonus equal to 40% of his base salary.  In addition, Mr. Bush has been awarded a grant of 82,034 phantom stock units under Lone Pine’s 2011 Stock Incentive Plan.  The award will vest in equal installments over the first three anniversaries of the date of grant, and will be settled in cash or stock at the discretion of Lone Pine.  Mr. Bush will receive a tax-protected housing allowance of CDN$3,000 per month for Calgary housing, a retirement bonus of 8% of base salary annually and will be tax equalized on a United States stay-at-home basis.  Mr. Bush is also eligible to receive other benefits generally available to all Lone Pine employees.

In connection with his appointment, Lone Pine plans to enter into a severance agreement with Mr. Bush providing for benefits in connection with an “involuntary termination” of employment that occurs within two years after a “change of control” of Lone Pine. An “involuntary termination” of employment occurs if the employee’s employment is terminated for any reason other than for cause or if the employee resigns within 60 days after becoming subject to a “change of duties” (except that a termination as a result of death, disability, or resignation on or after attaining age 65 will not be considered to be an involuntary termination of employment). A “change of duties” includes, among other things, a significant change in the employee’s authorities or duties, or a reduction in the employee’s annual base salary or right to participate in compensation plans. The severance agreement defines a

“change of control” generally as the occurrence of any one of the following: (1) the acquisition by any individual or group of beneficial ownership of 50% or more of either the then outstanding shares of Lone Pine’s common stock or the combined voting power of Lone Pine’s then outstanding voting securities; (2) individuals who, immediately after the closing of Lone Pine’s initial public offering, constitute Lone Pine’s board of directors (and certain new directors approved by certain members of Lone Pine’s board of directors) cease to constitute a majority of Lone Pine’s board of directors; or (3) the consummation of a reorganization, merger, consolidation or other business combination of Lone Pine or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of Lone Pine’s assets, or Lone Pine’s liquidation or dissolution, unless following any such transaction the owners of Lone Pine’s securities before the transaction own more than 50% of the resulting or acquiring company and at least a majority of the members of the board of directors of the resulting company were members of Lone Pine’s board of directors at the time of the approval of such transaction. In the event that an employee’s employment is involuntarily terminated within two years after a change of control occurs, the severance benefits provided under the severance agreement include, among other things, a lump sum cash payment equal to 2.5 times the employee’s annual base salary, continued coverage under Lone Pine’s medical and dental benefit plans for the employee and his spouse and eligible dependents for a period of two years without any cost to the employee, and the full vesting of outstanding options to purchase Lone Pine’s common stock and any accrued benefits under nonqualified deferred compensation plans that Lone Pine sponsors. The severance agreement has an initial term of 30 months, subject to automatic successive renewal periods of 30 months unless the compensation committee of Lone Pine’s board of directors chooses not to renew the agreement.

The foregoing descriptions of each of the phantom stock unit award and severance benefits do not purport to be complete and are qualified in their entireties by reference to the full text of the forms of Phantom Stock Unit Award Agreement and Severance Agreement, copies of which are incorporated by reference as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

(e)           The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02(e) by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2011, the Board approved the Second Amended and Restated Bylaws of Lone Pine (the “Second Amended and Restated Bylaws”), which amended and restated the bylaws of Lone Pine to specify the timing for advance notice in connection with the first annual meeting of stockholders of Lone Pine and to remove provisions related to Forest following the completion of the distribution by Forest of 70,000,000 shares of common stock of Lone Pine previously owned by Forest to Forest’s shareholders on September 30, 2011.

Section 2.8(a)(ii) of the Second Amended and Restated Bylaws provides that for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of Section 2.8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation).  For purposes of the 2012 annual meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be May 15, 2012.  Section 2.8 of the Second Amended and Restated Bylaws sets forth additional notice requirements and procedures for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of Section 2.8.

A copy of Lone Pine’s Second Amended and Restated Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated into this Item 5.03 by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Lone Pine Resources Inc.
10.1	Lone Pine Resources Inc. 2011 Annual Incentive Plan.
10.2

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees, incorporated herein by reference to Exhibit 10.15 to Amendment No. 4 to Form S-1 for Lone Pine Resources Inc. filed April 27, 2011 (File No. 333-171123).

10.3

Form of Lone Pine Resources Inc. Severance Agreement for Executive Officers and Key Employees, incorporated herein by reference to Exhibit 10.2 to Form 8-K for Lone Pine Resources Inc. filed June 6, 2011 (File No. 001-35191).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated:	October 13, 2011	By:	/s/ DAVID M. ANDERSON
David M. Anderson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Lone Pine Resources Inc.
10.1	Lone Pine Resources Inc. 2011 Annual Incentive Plan.
10.2

Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees, incorporated herein by reference to Exhibit 10.15 to Amendment No. 4 to Form S-1 for Lone Pine Resources Inc. filed April 27, 2011 (File No. 333-171123).

10.3

Form of Lone Pine Resources Inc. Severance Agreement for Executive Officers and Key Employees, incorporated herein by reference to Exhibit 10.2 to Form 8-K for Lone Pine Resources Inc. filed June 6, 2011 (File No. 001-35191).